August 17, 2015

Cancer Genetics, Inc.
Meadows Office Complex
201 Route 17 North, 2nd Floor
Rutherford, NJ 07070
Attention: Mr. Panna Sharma, Chief Executive Officer
and President

Re:    First Amendment to Amended and Restated Asset Purchase Agreement

Dear Panna:

Reference is made to that certain Amended and Restated Asset Purchase Agreement dated August 17, 2015 (the “APA”), between Response Genetics, Inc., a Delaware corporation and Chapter 11 Debtor and Debtor in Possession in the Bankruptcy Case pending in the Bankruptcy Court (“Seller”), and Cancer Genetics, Inc., a Delaware corporation (“Buyer”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the APA.

As discussed, Seller and Buyer wish to extend the deadline set forth in Section 7.1(h) of the APA. Accordingly, upon, Buyer’s and Seller’s mutual execution and delivery of this letter agreement, Section 7.1(h) of the APA shall be amended by striking the phrase “5:00 p.m., Eastern Time, on August 17, 2015” and inserting in its place “5:00 p.m., Eastern Time, August 20, 2015.”

Each of Seller and Buyer further acknowledges and agrees that (i) this letter agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same instrument, (ii) a facsimile of its signature hereto or its signature hereto transmitted electronically in portable document format (PDF) shall be deemed and treated for all purposes of execution to be as valid as an original signature hereto, and (iii) except only to the extent expressly set forth herein, the APA shall be unchanged and shall remain in full force and effect.

[Signatures on next page.]

Assuming that this letter agreement accurately sets forth our understanding, please sign where indicated below on behalf of Buyer and return the signed counterpart to us. Thank you for your cooperation and attention to this matter.

Sincerely,

Response Genetics,, Inc.,
a Delaware corporation and Chapter 11
Debtor and Debtor in Possession

By:     /s/ Thomas Bologna
Name:    Thomas Bologna
Title:    Chief Executive Officer

Acknowledged and agreed to effective as of the
date first written above, by:

Cancer Genetics, Inc.,
a Delaware corporation

By:     /s/ Panna Sharma
Name:     Panna Sharma
Title:    Chief Executive Officer and President

[Signature page to First Letter Agreement Amending the APA
to Extend the Closing Deadline]
MIAMI 2997733.4 7933035038